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                                                                  EXHIBIT (23)D





Laser, Pokorny, Schwartz, Friedman & Economos, P.C.
205 North Michigan Avenue - 38th. Floor
Chicago, Illinois   60601





  We hereby consent to the use in the Prospectus/Proxy Statement which forms a part of the Amended Registration Statement on Form S-4 relating to the proposed merger of First Park Ridge Corporation with and into a subsidiary of First of America Bank Corporation of the statements with respect to us appearing under the heading "Legal Matters" in the Prospectus/Proxy Statement. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 (the "Act") as amended, or the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder, nor do we thereby admit that we are experts with respect to any part of such Amended Registration Statement within the meaning of the term "experts" as used in the Act or the rules and regulations of the SEC thereunder.





/s/ Laser, Pokorny, Schwartz, Friedman & Economos, P.C.
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Laser, Pokorny, Schwartz, Friedman & Economos, P.C.




Dated:  July 29, 1994


Chicago, Illinois